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ALTERA ANNOUNCES THIRD QUARTER RESULTS

San Jose, Calif., October 22, 2015 — Altera Corporation (NASDAQ: ALTR) today announced third quarter sales of $399.6 million, down 4 percent from the second quarter of 2015 and down 20 percent from the third quarter of 2014. Third quarter net income was $61.5 million, $0.20 per diluted share, compared with net income of $70.3 million, $0.23 per diluted share, in the second quarter of 2015 and $118.0 million, $0.38 per diluted share, in the third quarter of 2014.

Year-to-date cash flow from operating activities was $392.9 million. Altera's board of directors has declared a quarterly cash dividend of $0.18 per share, to be paid on December 1, 2015 to shareholders of record on November 10, 2015.

"Market conditions globally were quite varied this quarter as some vertical markets produced good growth while others were weak. In spite of these headwinds we saw double-digit new product growth plus continued strength in data center demand," said John Daane, president, chief executive officer, and chairman of the board.

Third Quarter Business Summary

The quarter's sequential sales decline reflects choppy conditions across the company's vertical markets. Telecom and Wireless sales grew as wireless equipment demand rebounded from the prior quarter. Industrial market weakness was the major contributor to a decline in sales in the Industrial Automation, Military & Auto vertical market. Networking, Computer & Storage sales grew, led by gains in computer and storage, as data center customers increasingly leverage the performance and low power benefits of Altera FPGAs. Gross margin was 66.5 percent, down from the second quarter, due to unfavorable changes in vertical market mix. Reduced merger-related expenses led to a sequential decline in the quarter's operating expenses. The company's tax rate was 21.4 percent, up from the prior quarter, largely the result of continuing adverse geographic mix and reduced acquisition-related costs in the quarter.

SELECTED THIRD QUARTER RATIOS AND RELATED RESULTS

($ in thousands) Key Ratios & Information	September 25, 2015	June 26, 2015
Current Ratio	4:1	5:1
Liabilities/Equity	3:4	3:4
Quarterly Operating Cash Flows	$167,018	$89,220
TTM Return on Equity	10%	12%
Quarterly Depreciation Expense	$12,183	$11,985
Quarterly Capital Expenditures	$10,190	$7,696
Inventory MSOH (1): Altera	3.6	4.2
Inventory MSOH (1): Distribution	0.8	0.7
Cash Conversion Cycle (Days)	168	162
Turns	48%	46%
Book to Bill	<1.0	<1.0

Note (1): MSOH: Months Supply On Hand

ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

	Three Months Ended			Quarterly Growth Rate
	September 25, 2015	June 26, 2015	September 26, 2014	Sequential Change	Year- Over-Year Change
Geography
Americas	17%	20%	16%	(14)%	(15)%
Asia Pacific	43%	41%	42%	(1)%	(19)%
EMEA	29%	27%	29%	4%	(19)%
Japan	11%	12%	13%	(13)%	(33)%
Net Sales	100%	100%	100%	(4)%	(20)%

Product Category
New	62%	53%	56%	12%	(12)%
Mainstream	16%	23%	21%	(31)%	(37)%
Mature and Other	22%	24%	23%	(11)%	(23)%
Net Sales	100%	100%	100%	(4)%	(20)%

Vertical Market
Telecom & Wireless	35%	31%	45%	11%	(37)%
Industrial Automation, Military & Automotive	24%	27%	21%	(14)%	(6)%
Networking, Computer & Storage	21%	18%	16%	11%	1%
Other	20%	24%	18%	(20)%	(12)%
Net Sales	100%	100%	100%	(4)%	(20)%

FPGAs and CPLDs
FPGA	84%	83%	85%	(2)%	(21)%
CPLD	9%	11%	8%	(20)%	(5)%
Other Products	7%	6%	7%	7%	(22)%
Net Sales	100%	100%	100%	(4)%	(20)%

Product Category Description

•	New Products include the Arria® 10, Stratix® V, Stratix IV, Arria V, Arria II, Cyclone® V, Cyclone IV, MAX® 10, MAX V, HardCopy® IV devices and Enpirion PowerSoCs.

•	Mainstream Products include the Stratix III, Cyclone III, MAX II and HardCopy III devices.

•
Mature and Other Products include the Stratix II, Stratix, Arria GX, Cyclone II, Cyclone, MAX 3000A, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, HardCopy II, HardCopy, FLEX® series, APEX™ series, Mercury™, Excalibur™ devices, configuration and other devices, intellectual property cores, and software and other tools.

Forward-Looking Statements

Statements in this press release that are not historical are "forward-looking statements" as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as "will," "expects," "anticipates," or other words that imply or predict a future state. Forward-looking statements include, but are not limited to, statements regarding data center application growth potential. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ materially from those currently anticipated due to a number of factors, including without limitation, changing global economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera's SEC filings are posted on the company's website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera

Altera® programmable solutions enable designers of electronic systems to rapidly and cost effectively innovate, differentiate and win in their markets. Altera offers FPGA, SoC, CPLD products, and complementary technologies, such as power solutions, to provide high-value solutions to customers worldwide. Visit www.altera.com.

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ALTERA, ARRIA, CYCLONE, ENPIRION, MAX, MEGACORE, NIOS, QUARTUS and STRATIX words and logos are trademarks of Altera Corporation and registered in the U.S. Patent and Trademark Office and in other countries. All other words and logos identified as trademarks or service marks are the property of their respective holders as described at www.altera.com/legal.

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ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	September 25, 2015	June 26, 2015	September 26, 2014	September 25, 2015	September 26, 2014

Net sales	$399,567	$414,162	$499,606	$1,249,214	$1,452,216
Cost of sales	133,667	126,590	166,019	416,520	480,279
Gross margin	265,900	287,572	333,587	832,694	971,937
Operating expense
Research and development expense	100,481	105,345	112,078	309,057	310,856
Selling, general, and administrative expense	74,745	75,011	77,724	220,262	231,205
Amortization of acquisition-related intangible assets	2,491	2,427	2,465	7,382	7,394
Merger expenses	10,421	18,458	—	28,879	—
Total operating expense	188,138	201,241	192,267	565,580	549,455
Operating margin (2)	77,762	86,331	141,320	267,114	422,482
Compensation (benefit)/expense — deferred compensation plan	(4,468)	2,732	(487)	(1,709)	4,093
Loss/(gain) on deferred compensation plan securities	4,468	(2,732)	487	1,709	(4,093)
Interest income and other	(9,590)	(8,495)	(4,558)	(24,681)	(18,362)
Gain reclassified from other comprehensive income	(1,644)	(1,463)	(59)	(5,613)	(150)
Interest expense	10,772	10,859	10,774	32,039	32,139
Income before income taxes	78,224	85,430	135,163	265,369	408,855
Income tax expense	16,706	15,091	17,154	38,660	47,328
Net income	61,518	70,339	118,009	226,709	361,527

Other comprehensive income/(loss):
Unrealized gain/(loss) on investments:
Unrealized holding gain/(loss) on investments arising during period, net of tax of $190, ($460), ($6), ($228) and $41	13,058	(24,805)	(4,929)	5,038	22,102
Less: Reclassification adjustments for gain on investments included in net income, net of tax of ($1), $9, $11, $15 and $21	(1,644)	(1,454)	(48)	(5,598)	(129)
Other comprehensive income/(loss)	11,414	(26,259)	(4,977)	(560)	21,973
Comprehensive income	$72,932	$44,080	$113,032	$226,149	$383,500

Net income per share:
Basic	$0.20	$0.23	$0.38	$0.75	$1.16
Diluted	$0.20	$0.23	$0.38	$0.74	$1.15

Shares used in computing per share amounts:
Basic	302,707	301,799	308,215	301,950	311,853
Diluted	305,337	304,604	310,184	304,421	314,130

Dividends per common share	$0.18	$0.18	$0.18	$0.54	$0.48

Tax rate	21.4%	17.7%	12.7%	14.6%	11.6%
% of Net sales:
Gross margin	66.5%	69.4%	66.8%	66.7%	66.9%
Research and development (1)	25.8%	26.0%	22.9%	25.3%	21.9%
Selling, general, and administrative	18.7%	18.1%	15.6%	17.6%	15.9%
Operating margin(2)	19.5%	20.8%	28.3%	21.4%	29.1%
Net income	15.4%	17.0%	23.6%	18.1%	24.9%

Notes:
(1) Research and development expense as a percentage of Net sales includes amortization of acquisition-related intangible assets.

(2) We define operating margin as gross margin less research and development expense, selling, general and administrative expense, amortization of acquisition-related intangible assets, and merger expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles ("GAAP"), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by losses/(gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	September 25, 2015	June 26, 2015	September 26, 2014	September 25, 2015	September 26, 2014
Operating margin (non-GAAP)	$77,762	$86,331	$141,320	$267,114	$422,482
Compensation (benefit)/ expense — deferred compensation plan	(4,468)	2,732	(487)	(1,709)	4,093
Income from operations (GAAP)	$82,230	$83,599	$141,807	$268,823	$418,389

ALTERA CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except par value amount)	September 25, 2015	December 31, 2014

Assets
Current assets:
Cash and cash equivalents	$1,934,850	$2,426,367
Short-term investments	185,762	151,519
Total cash, cash equivalents, and short-term investments	2,120,612	2,577,886
Accounts receivable, net	444,107	377,964
Inventories	159,310	153,387
Deferred income taxes — current	60,210	56,048
Deferred compensation plan — marketable securities	57,781	69,367
Deferred compensation plan — restricted cash equivalents	17,166	14,412
Other current assets	50,718	39,479
Total current assets	2,909,904	3,288,543
Property and equipment, net	208,897	194,840
Long-term investments	2,504,693	1,942,343
Deferred income taxes — non-current	20,725	20,077
Goodwill	81,331	74,341
Acquisition-related intangible assets, net	66,989	72,291
Other assets, net	92,646	81,791
Total assets	$5,885,185	$5,674,226

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$41,520	$49,140
Accrued liabilities	47,523	28,384
Accrued compensation and related liabilities	74,113	69,837
Deferred compensation plan obligations	74,947	83,779
Deferred income and allowances on sales to distributors	439,504	344,168
Total current liabilities	677,607	575,308
Income taxes payable — non-current	352,433	313,447
Long-term debt	1,493,729	1,492,759
Other non-current liabilities	8,955	6,886
Total liabilities	2,532,724	2,388,400
Stockholders' equity:
Common stock: $.001 par value; 1,000,000 shares authorized; outstanding - 302,857 shares at September 25, 2015 and 302,430 shares at December 31, 2014	303	302
Capital in excess of par value	1,227,586	1,165,259
Retained earnings	2,115,487	2,110,620
Accumulated other comprehensive income	9,085	9,645
Total stockholders' equity	3,352,461	3,285,826
Total liabilities and stockholders' equity	$5,885,185	$5,674,226

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
(In thousands)	September 25, 2015	September 26, 2014

Cash Flows from Operating Activities:
Net income	$226,709	$361,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,804	42,426
Amortization of acquisition-related intangible assets	7,382	7,394
Amortization of debt discount and debt issuance costs	2,337	2,337
Stock-based compensation	63,560	70,518
Net gain on sale of available-for-sale securities	(5,613)	(150)
Amortization of investment discount/premium	9,025	1,900
Deferred income tax expense	1,065	3,582
Tax effect of employee stock plans	3,352	7,434
Excess tax benefit from employee stock plans	(3,704)	(4,719)
Changes in assets and liabilities, net of the effects of acquisition:
Accounts receivable, net	(66,143)	76,324
Inventories	(5,923)	(22,458)
Other assets	(5,796)	(3,002)
Accounts payable and other liabilities	9,401	32,581
Deferred income and allowances on sales to distributors	95,336	(90,744)
Income taxes payable and receivable, net	26,202	36,345
Deferred compensation plan obligations	(7,123)	(5,858)
Net cash provided by operating activities	392,871	515,437
Cash Flows from Investing Activities:
Purchases of property and equipment	(52,243)	(34,946)
Sales of deferred compensation plan securities, net	7,123	5,858
Purchases of available-for-sale securities	(1,520,789)	(276,867)
Proceeds from sale of available-for-sale securities	804,163	79,424
Proceeds from maturity of available-for-sale securities	111,439	175,280
Acquisition, net of cash acquired	(4,000)	—
Purchases of intangible assets	(5,359)	(1,269)
Purchases of other investments	(2,000)	(8,224)
Net cash used in investing activities	(661,666)	(60,744)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock through stock plans	19,080	29,871
Shares withheld for employee taxes	(25,052)	(20,852)
Payment of dividends to stockholders	(162,947)	(149,844)
Holdback payment for prior acquisition	—	(3,353)
Long-term debt and credit facility issuance costs	—	(1,321)
Repurchases of common stock	(57,507)	(502,986)
Excess tax benefit from employee stock plans	3,704	4,719
Net cash used in financing activities	(222,722)	(643,766)
Net decrease in cash and cash equivalents	(491,517)	(189,073)
Cash and cash equivalents at beginning of period	2,426,367	2,869,158
Cash and cash equivalents at end of period	$1,934,850	$2,680,085